         [CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION]

                                                                   EXHIBIT 10.17

                               LICENSE AGREEMENT
                               -----------------

         This Agreement made this 13th day of June, 1985 between the Ohio University, a body politic incorporated under the laws of the State of Ohio having its principal office at Athens, Ohio 45701 (hereinafter "Licensor"), and Embryogen, Inc., a corporation under the laws of the State of Ohio having its principal office at One President Street, Athens, Ohio 45701 (hereinafter "licensee").

         WHEREAS, Licensor and Licensee have entered into a License Agreement dated November 1, 1984, which granted a nonexclusive license to Licensee for the purpose of developing and commercializing the technology embodied in a patent application, U.S. Serial No. 273.239, filed June 12, 1981, entitled Genetic Transformation of Zygotes, and more specifically described as embryonic nuclear insertion gene transfer technology (hereinafter referred to as the "Invention");

         WHEREAS, Licensor and Licensee intend to terminate the November 1, 1984 License Agreement and enter into this Agreement in lieu thereof;

         WHEREAS, Licensor desires to grant an exclusive license to Licensee, subject to a certain limited license heretofore granted to Genetic Engineering (hereinafter referred to as the "Genetic Engineering License"), and subject to certain terms and conditions set forth below, for the purpose of developing the technology claimed in the patent application for commercial purposes; and

         WHEREAS, Licensee desires to obtain an exclusive license from Licensor, excluding the rights granted under the Genetic

Engineering License and subject to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained and the sum of $10.00 paid by Licensee to Licensor, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     A.   LICENSOR'S AND LICENSEE'S RIGHTS.

     1.   License. The Licensor grants to the Licensee the exclusive,
          -------
nontransferable right and license to manufacture, use, market, sell, and otherwise commercialize the Invention and its improvements throughout the world. Such license includes the right to grant sublicenses upon terms consistent with this Agreement. The exclusive right and license herein granted shall apply to all inventions, improvements, patent applications, letters patent, trade secrets, know-how or proprietary information which the Licensor now owns or controls, or hereafter shall own or control, relating to the Invention, including the patent application, U.S. Serial No. 273.239, filed June 12, 1981, entitled Genetic Transformation of Zygotes.

     2.   Exclusion. The exclusivity of this license is subject to the rights
          ---------
granted in the Genetic Engineering License, a copy of which is available for inspection at the offices of Licensor. This exclusion shall apply to only such rights as are granted therein and Licensee shall have all other rights for its exclusive use and employment.

     3.   Improvements. Should Licensor make any improvements in the Invention
          ------------
or the manner of using the same, it is hereby agreed that Licensee shall be entitled to use the same with all rights which are hereby granted with respect to the Invention. The term, "improvements", shall mean all modifications, enhancements and changes in or with respect to the Invention, including the manufacture, use and the application of the Invention.

     4.   Royalties.
          ---------

          (a)  Licensee shall pay to Licensor the following royalty payments:

               (i) A royalty equivalent to * * * of the net sales made, if any, by Licensee on any product produced from Licensee's use of the Invention referred to above for the term of this Agreement; and

               (ii) A royalty equivalent to * * * of the royalties, rents, fixed payments or other payments actually received, if any, by Licensee, under licenses, sublicenses, and distribution, marketing, or exploitation agreements with others regarding the Invention and any products produced therefrom.

          (b) "Net Sales" shall refer to the invoice price and dollars charged by Licensee for all products sold using the information contained in the Invention which is the subject matter of this Agreement, excluding the following:

               (i) Any common carrier charge for transportation of said product, to the extent included in such invoice price as a separately stated charge;

               (ii) Credit given or allowances made by Licensee on account of returns, replacement, defects or renegotiation of the invoice price of the product sold hereunder;

               (iii) Any sales, excise, use or ad valorem taxes

* * *  CONFIDENTIAL TREATMENT REQUESTED
and any direct governmental charges assessed on the manufacture, sales or delivery of said product and included in such invoice price as a separately stated charge;

          (iv) Any price paid by any subsidiary or affiliate controlled by Licensee, if said subsidiary or affiliate purchased the product; and

          (v) Any insurance, packing charges, rate discounts, normal and customary trade, cash, and quantity discounts actually allowed, or commissions to local or foreign agents to the extent that they are separately stated on the invoice.

      (c) "Payments actually received" shall mean cash received or funds deposited to the account of Licensee in which Licensee has an unrestricted right of access and right to use the funds so paid.

      (d) Royalties shall be due and payable annually on or before April 30 for the previous fiscal year (December 31) and Licensee agrees to render with each royalty payment a written statement setting forth the total net sales and payments actually received that are subject to the aforesaid royalty.

      (e) Licensee shall keep, and cause to be kept, detailed accurate records and books of accounts showing the information necessary for accurate determination of royalties to be paid under this Agreement. Licensee agrees to allow Licensor and its representatives to make reasonable inspections and examinations of Licensee's operation, books and records as they relate to this particular license, but no more than once per year.

          5. Disclosure. Promptly upon request by Licensee, Licensor shall fully
             ----------
disclose to Licensee all available information concerning the practice of the Invention.

          B. PATENT APPLICATION AND USE OF THE LICENSE

          1. Patent Prosecution. Licensor agrees to prosecute domestic and
             ------------------
foreign patent applications at its expense concerning the Invention and any improvements hereto licensed to Licensee by Licensor pursuant to this Agreement.

          2. Right to Sublicense. Licensee shall have the right to sublicense
             -------------------
any of its rights granted hereunder to any person, firm or corporation wheresoever situated.

          3. Marketing Disclosure. From time to time, Licensee agrees to consult
             --------------------
with Licensor concerning the plans relating to the proposed marketing of the subject matter of the Invention and to inform Licensor as to the progress being made in the development for the ultimate commercial exploitation of the Invention.

          4. Assignment. The Licensee shall not have the right to assign this
             ----------
Agreement without the prior written consent of the Licensor, unless such assignment shall be to an entity in which Licensee owns a controlling interest.

          C. LICENSOR'S RESERVED RIGHTS.

          Licensor reserves the right to continue research and development of the Invention, including assigning research rights and engaging in other funded research regarding the Invention and the subject matter of the Invention. Licensor shall not commercialize, sell, assign or otherwise transfer any right or information regarding the Invention for the purpose of commercial practice of the Invention without the prior written consent of Licensee, which consent may be withheld for any reason whatsoever. Licensor shall prevent the disclosure of trade secrets and other proprietary information regarding the Invention and it shall require any person, firm or corporation to whom it shall make an authorized disclosure to enter into a confidentiality agreement in form satisfactory to Licensee.

     D.   TERM

     1.   Events of Termination. This Agreement shall continue until the
          ---------------------
expiration of the last patent on the Invention and its improvements, subject to the following:

     (a) The Invention shall enter the public domain due to any reason whatsoever;

     (b) In the event of default or the breach of any term or condition of this Agreement by the Licensee, the Licensor may terminate this Agreement on 90 days written notice provided that the Licensee shall have a period of 90 days from the date of receipt of such notice within which to cure any default or breach. In the event such default or breach is cured, the termination shall be withdrawn by the Licensor;

     (c) In the event of default or breach by Licensor, the same provisions shall apply as for the Licensee in the foregoing subparagraph.

     2.   Termination Procedure. Upon termination of this Agreement for any
          ---------------------
cause, the Licensee shall duly account to the Licensor and shall transfer to Licensor all rights which it may possess and sublicenses, letters patents, inventions, trade names, and trademarks relating to the Invention and improvements thereto.

     3.   Effects of Termination. In the event of termination of this Agreement,
          ----------------------
the following shall occur:

          (a) Unless otherwise prohibited by law, upon the termination of this Agreement, Licensee shall have the right to complete any and all contracts for the sales of products containing the Invention or improvements that it may have upon its book or that it has become obligated for, and Licensee shall pay the royalties as herein provided; provided that all contracts and sales are completed within six (6) months after the termination of this Agreement;

          (b) Licensee shall provide in any sublicense of the rights granted in this Agreement that, upon the request of Licensor, Licensee shall have the right and power to assign, and shall forthwith assign to Licensor all rights, title and interest in, to and under the sublicense agreement between Licensee and its sublicensees and that after any such assignment Licensor shall be entitled to the royalties and other compensation payable by the sublicensees pursuant to the terms of the sublicense and Licensor shall be subrogated to the rights and liabilities of Licensee. In the event such sublicense grants rights to other inventions and improvements owned or controlled by other persons, firms or corporations in addition to the rights to the Inventions and improvements granted hereunder, Licensor shall only be assigned a share of the compensation payable under such sublicense. Such share shall be in proportion to the ratio of the royalty amount Licensor would have received under this Agreement to the total amount payable by Licensee to all licensors, including Licensor, as a result of Licensee's sublicense;

     (c) Subject to the foregoing requirements regarding the completion of contracts, upon the termination of this Agreement for whatever reason, Licensee shall return any and all information in its possession regarding the Invention or improvements;

     (d) Due to the unique nature of the Invention and improvements and the irreparable harm to the Licensor should Licensee continue to propagation of the Invention or improvements embodied in the Licensee's products, Licensor is authorized and entitled to obtain from any court of competent jurisdiction restraining orders and preliminary and permanent injunctive relief, as well as an equitable accounting of all profits and benefits arising out of any such occurrence, prohibiting Licensee from thereafter using, raising, selling, propagating or otherwise disseminating the Invention or improvements. The restraining orders and injunctive relief shall allow Licensee to complete certain of its sales contracts as provided heretofore and to require Licensee and its sublicensees to immediately sell, if possible without further propagation or use, all products containing the Invention or improvements or otherwise assure Licensor that there will be no further use or propagation of the Invention or improvements;

     (e) At the option of Licensee, and in lieu of the foregoing equitable remedy prohibiting the use and propagation of the Invention or improvements, Licensee may elect to pay liquidated damages in the amount of two and one half (2.5) times the present value of the stream of royalty income Paid to Licensor over a 5 year period and amortized at a ten percent (10%) discount rate. The yearly royalty payment for the stream of income shall be the highest yearly royalty for any one calendar year during the preceding three (3) years. In such event, Licensee shall continue to receive the rights and benefits granted under this Agreement.

          E. INFRINGEMENT.

          1. Licensee to Defend. The Licensee shall defend infringement suits
             ------------------
that may be brought against Licensee or Licensor on account of the manufacture, use, or sale of-the-Invention and improvements thereto and when information is brought to its attention indicating that others, without license, are unlawfully infringing on the rights granted in this Agreement, Licensee shall prosecute diligently the infringer.

          2. Cooperation. Licensor shall cooperate and assist Licensee at the
             -----------
request of Licensee in the defense of any infringement or the prosecution of any unlawful infringer.

          3. Expenses. Licensor shall, to the extent of the royalties to be
             --------
received hereunder, indemnify Licensee for all expenses incurred for the defense of any infringement suits that may be brought against Licensee or Licensor on account of the manufacture, use, or sale of the Invention. Licensee shall pay all expenses incurred with respect to prosecuting unlawful infringers of the Invention.

          F. NOTICE.

          Any notice or payment required under this Agreement shall be addressed as follows:

     If to Licensor:

         The Edison Animal Biotechnology Center
         The Ohio University
         Attention: Director of the Center
         Athens, Ohio 45701

     If to Licensee:

         Embryogen, Inc.
         Attention: President
         One President Street
         Athens, Ohio 45701

     G.  MISCELLANEOUS

     1.  Benefit.  This Agreement shall be binding upon the parties, their
         -------
successors and assigns, where permitted.

     2.  Waiver.  Waiver of any breach of this Agreement by either party
         ------
hereto shall in no event constitute a waiver as to any future breach, whether or not similar in nature.

     3.  Covenant of Further Assurances. Each of the parties hereto, forthwith
         ------------------------------
upon request from the other, shall execute and deliver such documents and take such actions as may be reasonably requested in order to carry out the intent and purposes of this Agreement.

     4.  Construction and Governing Law. This Agreement shall be construed
         ------------------------------
and interpreted in accordance with the laws of the State of Ohio.

     5.  Arbitration. Any dispute under this Agreement shall be settled in
         -----------
Athens, Ohio, by arbitration pursuant to the rules then obtaining of the American Arbitration Association.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officer on the date and year first above written.

                                        THE OHIO UNIVERSITY


                                        By /s/ James L. Bruning
                                           ------------------------
                                           James L. Bruning, Provost


                                        EMBRYOGEN, INC



                                        By /s/ Wilfred R. Konneker
                                           -----------------------------
                                           Wilfred R. Konneker, President

                        AMENDMENT TO LICENSE AGREEMENT
                       DATED THE 13TH DAY OF JUNE, 1985

     Licensee shall prosecute all continuation and improvements in the patent No 4,873,191, Genetic Transformation of Zygotes, covered by this License Agreement at its expense; and to report of any major developments with such prosecution to the Licensor and provide a yearly written report of developments along with the fourth-quarter royalty report.

     Dated and effective this 1st day of July 1991.


          LICENSEE                                      LICENSOR


  /s/ Steven Holtzman                           /s/ James L. Bruning
  ----------------------------                  --------------------------
      Steven Holtzman                               James L. Bruning
  Vice President, D.N.X., Inc.                  Provost of Ohio University